EXHIBIT 10.6

PROMISSORY NOTE

$14,000,000.00

June 10, 2010

FOR VALUE RECEIVED, the undersigned, INLAND DIVERSIFIED PORT ST LUCIE SQUARE, L.L.C., a Delaware limited liability company (hereinafter called “Maker”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association (hereinafter, together with all subsequent holders of this Note, called “Payee”), at the place designated in the Loan Agreement (as hereinafter defined), the principal sum of Fourteen Million and 00/100 Dollars ($14,000,000), advanced pursuant to the Loan Agreement executed of even date herewith between Maker and Payee (the "Loan Agreement"), in United States Dollars, together with interest thereon as hereinafter provided.  The Loan Agreement is hereby incorporated herein by reference.  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Loan Agreement.

1.

LOAN TERM; REPAYMENT.  The principal balance of this Note shall bear interest until paid in full at the Applicable Interest Rate.  The entire outstanding principal balance of this Note, together with all accrued and unpaid interest and any other amounts due hereunder, shall be due and payable in full on the Maturity Date.  Payment of principal and interest of this Note shall be governed by the Loan Agreement.

2.

SECURITY FOR THE NOTE.

2.1.

As security for the payment of the monies owing under this Note, Maker has delivered or has caused to be delivered to Agent the following (each a "Loan Document" and collectively with this Note, the Loan Agreement, and any other guaranty, document, certificate or instrument executed by Maker or any other obligated party in connection with the Loan, together with all amendments, modifications, renewals or extensions thereof, the "Loan Documents"): (a) a Mortgage, Assignment of Leases and Rents, and Security Agreement executed by Maker in favor of Payee, dated of even date herewith, and to be recorded in the public records of St. Lucie County, Florida (the “Mortgage”), as more fully described in the Mortgage (the "Property"); (b) a Limited Payment Guaranty, of even date herewith,  executed by Inland Diversified Real Estate Trust, Inc., a Maryland corporation (“Guarantor”), in favor of Payee (the “Limited Payment Guaranty”), and (c) a Non-Recourse Exception Guaranty, of even date herewith, executed by Guarantor in favor of Payee (the “Non-Recourse Guaranty”; together with the Limited Payment Guaranty, the "Guaranties").

2.2.

Maker hereby grants to Payee a continuing security interest in all property of Maker, now or hereafter in the possession of Payee, as security for the payment of this Note, which security interest shall be enforceable and subject to all the provisions of this Note, as if such property were specifically pledged hereunder.

3.

EVENTS OF DEFAULT; REMEDIES.  Upon or at any time after the occurrence of a Default, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums due hereunder shall without notice become immediately due and payable in the manner and with the effect provided in the Loan Agreement.

4.

GENERAL PROVISIONS:

Except as otherwise specifically provided in the Loan Documents, Maker and any endorsers or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereof.  Maker and any endorsers or guarantors hereof agree that the time for any payments hereunder may be extended from time to time without notice and consent to the acceptance of further security or the release of any existing security for this Note, all without in any manner affecting their liability under or with respect to this Note.  No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note even though Maker is not a party to such agreement.

All notices and communications under this Note shall be given in the manner for notices as set forth in the Loan Agreement.

All amounts payable hereunder are payable in lawful money of the United States of America.  Maker agrees to pay all costs of collection hereof when incurred, including reasonable attorneys’ fees, whether or not any legal action shall be instituted to enforce this Note.

This Note is given for business purposes and none of the proceeds of the Loan or this Note will be used for personal, family or household purposes.

MAKER AGREES THAT TIME IS OF THE ESSENCE IN THE PERFORMANCE OF ALL OBLIGATIONS HEREUNDER.

This Note shall be governed by and construed according to the laws of the State of Florida.  It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable law now or hereafter governing the interest payable on this Note or the Loan (or applicable United States federal law to the extent that it permits the Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under Florida law).  If the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note, or under any of the Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if Payee’s exercise of the option herein contained to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker’s having paid any interest in excess of that permitted by applicable law, then it is Maker’s and Payee’s express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if the Note has been paid in full, refunded to Maker), and the provisions of this Note and the Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness evidenced hereby and by the other security documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to the Loan for so long as debt is outstanding under the Loan.

The term “Maker” as used in this Note shall mean and have reference to, collectively, all parties and each of them directly or indirectly obligated for the indebtedness evidenced by this Note, whether as principal maker, endorser, guarantor, or otherwise, together with all parties who have acquired the property encumbered by the Mortgage or any portion or portions thereof, together with the respective heirs, administrators, executors, legal representatives, successors and assigns of each of the foregoing.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

FLORIDA DOCUMENTARY STAMPS IN THE AMOUNT REQUIRED BY LAW HAS BEEN PAID WITH RESPECT TO THIS NOTE AND PROPER DOCUMENTARY STAMPS AFFIXED TO THE MORTGAGE SECURING THE NOTE.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Maker has been duly executed and delivered this Note in the State of Florida, on the date first above written.

"MAKER"

INLAND DIVERSIFIED PORT ST LUCIE SQUARE, L.L.C., a Delaware limited liability company

By:     Inland Diversified Real Estate Trust, Inc., a Maryland corporation, its sole member

By:/s/ Barry L. Lazarus

Name: Barry L. Lazarus

Its: President